As filed with the Securities and Exchange Commission on February 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1083654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of Principal Executive Offices) (Zip Code)

SmartKem, Inc. 2021 Equity Incentive Plan and

2021 United Kingdom Sub-Plan to the SmartKem, Inc. 2021 Equity Incentive Plan

(Full titles of the plans)

Ian Jenks

Chief Executive Officer

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

011-44-161-721-1514

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

John D. Hogoboom, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(646) 414-6846

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by SmartKem, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Company’s 2021 Equity Incentive Plan and the UK Tax-Advantaged Sub-Plan (the “2021 Plan”). The number of shares of Common Stock available for issuance under the 2021 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2022 and ending on (and including) January 1, 2031 in an amount equal to the least of: 1) 2,275,000 shares of the Company’s common stock; 2) four percent (4%) of the outstanding shares of the Company’s common stock on the last day of the immediately preceding fiscal year; or 3) such number of shares of the Company’s common stock as the administrator of the 2021 Plan may determine. (the “Evergreen Provision”). This Registration Statement registers an aggregate of 1,079,399 additional shares of Common Stock available for issuance under the 2021 Plan as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 2,275,000 shares of Common Stock registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-254904) filed on March 31, 2021 and the 1,022,172 shares shares of Common Stock registered for issuance under the 2021 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-264184) filed on April 7, 2022. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254904 and 333-264184) is hereby incorporated by reference pursuant to General Instruction E. Any items in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254904 and 333-264184) not expressly changed hereby shall be as set forth in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254904 and 333-264184).

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Commission on March 28, 2022 as amended by Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on August 23, 2022;

(b)	The Company’s Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2022 filed with the Commission on May 13, 2022 as amended by Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the Commission on August 23, 2022, (ii) the quarter ended June 30, 2022 filed with the Commission on August 22, 2022 and (iii) the quarter ended September 30, 2022 filed with the Commission on November 14, 2022;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 27, 2022 , June 30, 2022, August 15, 2022, September 8, 2022, September 19, 2022 and December 20, 2022 (other than any portions thereof deemed furnished and not filed); and

(d)	The description of the Company’s Common Stock contained in Company’s Current Report on Form 8-K filed with the Commission on February 24, 2021, as updated by the Description of Securities set forth on Exhibit 4.4 to our Annual Report on Form 10-K filed with the Commission on March 28, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of BDO LLP, independent registered public accounting firm*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).*

99.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

99.2	U.K. Tax Advantaged Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

107	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Manchester, Great Britain, the United Kingdom on February 3, 2023.

SmartKem, Inc.

By:	/s/ Ian Jenks
Ian Jenks
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of SmartKem, Inc., a Delaware corporation, do hereby constitute and appoint each of Ian Jenks and Barbra C. Keck as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Ian Jenks	Chief Executive Officer and Director
Ian Jenks	(Principal Executive Officer)	February 3, 2023

/s/ Barbra C. Keck	Chief Financial Officer and Director
Barbra C. Keck	(Principal Financial Officer)	February 3, 2023

/s/ Nigel Prue	Chief Accounting Officer
Nigel Prue	(Principal Accounting Officer)	February 3, 2023

/s/ Klaas de Boer
Klaas de Boer	Director	February 3, 2023

/s/ Steven DenBaars
Steven DenBaars	Director	February 3, 2023